Exhibit 99.1

ADTRAN, Inc. Reports Record Results for Third Quarter 2011, Announces Additional Five Million Share Repurchase Plan and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--October 11, 2011--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter of 2011. Sales increased 18% to an all-time record level of $192,194,000 for the quarter, compared to $162,957,000 for the third quarter of 2010. Net income increased to $36,213,000 for the quarter, compared to $32,084,000 for the third quarter of 2010. Earnings per share, assuming dilution, increased to $0.56 for the quarter, compared to $0.50 for the third quarter of 2010.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our Company’s strong performance in the quarter included record revenue performances by our three main product areas, Broadband Access, Internetworking and Optical Access. Our Broadband Access category grew a stellar 93% over the third quarter of 2010. Our Internetworking category also showed a strong performance by growing 44%, and our Optical Access category grew 20%. These results allowed the company to achieve its sixth consecutive all-time record revenue quarter. With nearly 80% of our revenues coming from these high growth areas, we feel the Company is well positioned for the future.”

The Company reported that stock-based compensation expense for the third quarter of 2011 reduced diluted earnings per share by $0.03 compared to a reduction of $0.03 for the third quarter of 2010.

The Company announced that its Board of Directors has authorized the repurchase of an additional 5,000,000 shares of the Company’s common stock to commence upon completion of the repurchase plan announced April 14, 2008. There are 869,425 shares remaining to be repurchased under the April 2008 plan. Upon completion of the current plan, the new plan will be implemented through open market or private purchases from time to time as conditions warrant.

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2011. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 27, 2011. The ex-dividend date is October 25, 2011 and the payment date is November 10, 2011.

The Company confirmed that its third quarter conference call will be held Wednesday, October 12, 2011 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2010 and our quarterly report on Form 10Q for the quarter ended June 30, 2011. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet
Unaudited
(In thousands)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$32,526	$31,677
Short-term investments	121,389	157,479
Accounts receivable, net	89,631	70,893
Other receivables	12,487	3,962
Income tax receivable, net	-	2,741
Inventory	87,313	74,274
Prepaid expenses	3,337	3,270
Deferred tax assets, net	12,247	10,617
Total Current Assets	358,930	354,913

Property, plant and equipment, net	75,698	73,986
Deferred tax assets, net	5,918	-
Goodwill	4,445	-
Other assets	8,201	1,915
Long-term investments	348,103	261,160

Total Assets	$801,295	$691,974

Liabilities and Stockholders' Equity
Accounts payable	$33,150	$22,785
Unearned revenue	18,708	10,138
Accrued expenses	6,703	4,913
Accrued wages and benefits	14,753	12,125
Income tax payable, net	1,916	-
Total Current Liabilities	75,230	49,961

Deferred tax liabilities, net	-	10,350
Other non-current liabilities	14,853	11,841
Bonds payable	46,500	47,500
Total Liabilities	136,583	119,652

Stockholders' Equity	664,712	572,322

Total Liabilities and Stockholders' Equity	$801,295	$691,974

Consolidated Statements of Income
Unaudited
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Sales	$192,194	$162,957	$541,943	$440,345
Cost of sales	82,718	65,658	226,845	178,389

Gross Profit	109,476	97,299	315,098	261,956

Selling, general and administrative expenses	31,475	29,452	91,925	85,111
Research and development expenses	26,894	22,802	75,150	67,838

Operating Income	51,107	45,045	148,023	109,007

Interest and dividend income	2,037	1,622	5,829	4,803
Interest expense	(599)	(630)	(1,795)	(1,828)
Net realized investment gain	2,982	3,399	9,121	8,055
Other expense, net	(155)	(266)	(397)	(641)

Income before provision for income taxes	55,372	49,170	160,781	119,396

Provision for income taxes	(19,159)	(17,086)	(53,367)	(41,367)

Net Income	$36,213	$32,084	$107,414	$78,029

Weighted average shares outstanding - basic	64,023	62,771	64,300	62,316
Weighted average shares outstanding - diluted(1)	64,961	64,300	65,697	63,638

Earnings per common share - basic	$0.57	$0.51	$1.67	$1.25
Earnings per common share - diluted(1)	$0.56	$0.50	$1.63	$1.23

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information
Acquisition Related Expenses
Unaudited
(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., a provider of virtual wireless network solutions. For the three months ended September 30, 2011, acquisition related expenses were as follows:

Acquisition related professional fees and travel expenses	$630
Amortization of acquired intangible assets	198
Other non-cash items	217

Total	$1,045

Supplemental Information
Stock-based Compensation Expense
Unaudited
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Stock-based compensation expense included in cost of sales	$100	$69	$280	$210

Selling, general and administrative expense	1,090	775	3,096	2,360
Research and development expense	1,100	886	3,079	2,657

Stock-based compensation expense included in operating expenses	2,190	1,661	6,175	5,017

Total stock-based compensation expense	2,290	1,730	6,455	5,227
Tax benefit for expense associated with non-qualified options	(302)	(43)	(1,018)	(415)

Total stock-based compensation expense, net of tax	$1,988	$1,687	$5,437	$4,812

Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$107,414	$78,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,435	7,842
Amortization of net premium on available-for-sale investments	4,697	3,267
Net realized gain on long-term investments	(9,121)	(8,055)
Net loss on disposal of property, plant and equipment	14	9
Stock-based compensation expense	6,455	5,227
Deferred income taxes	128	(1,624)
Tax benefit from stock option exercises	10,457	4,459
Excess tax benefits from stock-based compensation arrangements	(9,311)	(3,986)
Change in operating assets and liabilities:
Accounts receivable, net	(18,440)	(1,351)
Other receivables	(8,525)	(3,256)
Income tax receivable, net	2,741	-
Inventory	(12,247)	(24,278)
Prepaid expenses and other assets	207	(829)
Accounts payable	8,924	1,188
Accrued expenses and other liabilities	15,047	7,525
Income tax payable, net	1,916	(1,121)
Net cash provided by operating activities	108,791	63,046

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,531)	(7,375)
Proceeds from sales and maturities of available-for-sale investments	378,288	221,173
Purchases of available-for-sale investments	(443,275)	(272,383)
Acquisition of business, net of cash acquired	(22,762)	-
Net cash used in investing activities	(97,280)	(58,585)

Cash flows from financing activities:
Proceeds from stock option exercises	33,631	19,769
Purchases of treasury stock	(35,178)	(10,330)
Dividend payments	(17,395)	(16,822)
Excess tax benefits from stock-based compensation arrangements	9,311	3,986
Net cash used in financing activities	(9,631)	(3,397)

Net increase in cash and cash equivalents	1,880	1,064
Effect of exchange rate changes	(1,031)	863
Cash and cash equivalents, beginning of period	31,677	24,135

Cash and cash equivalents, end of period	$32,526	$26,062

CONTACT:
ADTRAN, Inc.
Jim Matthews, Senior Vice President/CFO, 256-963-8775
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220